                                                                  EXHIBIT (d)(6)

                                PLEDGE AGREEMENT

         This is a pledge agreement made as of the 15th day of November, 1999 between H. Christopher Whittle ("Pledgor") and Edison Schools Inc., a corporation organized under the laws of Delaware with its principal office at 521 Fifth Avenue, 15th Floor, New York, New York 10175 ("Pledgee").

         1. Pledge of Collateral. Pledgor hereby grants Pledgee a security interest in the Shares (as defined in that certain Loan Agreement, dated as of the date hereof, between Pledgor and Pledgee (the "Loan Agreement")), which Pledgor has delivered to Pledgee, as well as all other instruments, documents, stock certificates, money and goods as may be issued to Pledgee or become issuable to Pledgee in connection with such stock from time to time, whether through delivery by Pledgor or otherwise (collectively, the "Collateral").

         2. Obligations Secured. The security interest in the Collateral granted hereby secures payment and performance of the Note and, if and when issued by Pledgor, the Second Note and the Third Note (each as defined in the Loan Agreement), together with all interest, fees, charges and expenses with respect to the Note and, if and when issued by Pledgor, the Second Note and the Third Note (collectively, the "Obligations").

         3. Pledgee's Rights and Duties with Respect to the Collateral. Pledgee's only duty with respect to the Collateral shall be to exercise reasonable care to secure the safe custody thereof. Pledgee shall have the right but not the obligation to (a) demand, sue for, receive and collect all money or money damages payable on account of any Collateral, (b) protect, preserve or assert any other rights of Pledgor or take any other action with respect to the Collateral and (c) pay any taxes, liens, assessments, insurance premiums or other charges pertaining to Collateral. Any expenses incurred by Pledgee under the preceding sentence shall be paid by Pledgor upon demand, become part of the Obligations secured by the Collateral and bear interest at the rate provided in the first paragraph of the Note until paid. Pledgee shall be relieved of all responsibility for the Collateral upon surrendering it to Pledgor.

         4. Pledgor's Warranties and Indemnity. Pledgor represents, warrants and covenants (a) that he is and will be the lawful owner of the Collateral, (b) that the Collateral is and will be fully paid and non-assessable, (c) that the Collateral is and will remain free and clear of all liens, encumbrances and security interests other than (x) the security interest granted by Pledgor hereunder and (y) the security interests granted by Pledgor to Morgan Guaranty Trust Company of New York, as agent, and First Vantage Bank - Tennessee (f.k.a. First Knoxville Bank), which security interests are subordinated to the security interest granted by Pledgor hereunder, (d) that Pledgor has the sole right and lawful authority to pledge the Collateral and otherwise to comply with the provisions hereof and (e) that Pledgor has obtained the consent and agreement of all persons who have contractual rights or restrictions with respect to the Collateral to the pledge, disposition and other rights of Pledgee herein. In the event that any adverse claim is asserted in respect of the Collateral or any portion thereof, except such as may result from an act of Pledgee not authorized hereunder, Pledgor promises and agrees to indemnify Pledgee and hold Pledgee harmless from and against any losses, liabilities, damages, expenses, costs and reasonable counsel fees incurred by Pledgee in exercising any right, power or remedy of Pledgee hereunder or defending, protecting or enforcing the security interests created hereunder. Any such loss, liability or expense so incurred shall be paid by Pledgor upon demand, become part of the Obligations secured by the Collateral and bear interest at the rate provided in the Notes until paid.

         5. Voting of Collateral. While Pledgor is not in default hereunder, Pledgor may vote stock and other securities pledged as Collateral.

         6. Dividends and Other Distributions. While Pledgor is not in default hereunder, Pledgor may receive cash dividends and other cash distributions payable with respect to Collateral, provided, however, that Pledgor shall immediately inform Pledgee of the receipt of any such dividend or other distribution and shall hold the amount thereof in trust for Pledgee unless and until Pledgee shall in writing release Pledgor from such trust. Pledgor shall cause all non-cash dividends and distributions with respect to Collateral to be distributed directly to Pledgee, to be held by Pledgee as additional Collateral, and if any such distribution is made to Pledgor, Pledgor shall receive such distribution in trust for Pledgee and shall immediately transfer it to Pledgee.

         7. Pledgor's Default. Pledgor shall be in default hereunder upon the occurrence of any of the following events:

                  (a) if any proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally is instituted against Pledgor or any indorser or guarantor of the Notes, which proceeding is not dismissed within thirty (30) days of filing;

                  (b) if any proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally is instituted by Pledgor or any indorser or guarantor of the Notes, or if a composition or an assignment or trust mortgage for the benefit of creditors is made by Pledgor or any indorser or guarantor of the Notes;

                  (c) if Pledgor dies or becomes incapacitated, or if a conservator or guardian of Pledgor is appointed, or if Pledgor suffers any other legal disability;

                  (d) if any lien, encumbrance or adverse claim of any nature whatsoever is asserted with respect to any Collateral;

                  (e) if any warranty of Pledgor hereunder is or shall become false;

                  (f)      if Pledgor fails to fulfill any obligation hereunder;
or

                  (g) if Pledgor fails to pay or perform any of the Obligations when such payment or performance is due.

         8. Pledgee's Rights upon Default. Upon the occurrence of any default as defined in the preceding section, Pledgee may, if Pledgee so elects in its sole option:

                  (a) at any time and from time to time, sell, assign and deliver the whole or any part of the Collateral at a sale through a broker in a public market where securities of the type constituting such Collateral are usually traded, without any advertisement, presentment, demand for performance, protest, notice of protest, notice of dishonor or any other notice;

                  (b) at any time and from time to time sell, assign and deliver all or any part of the Collateral, or any interest therein, at any other public or private sale, for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as Pledgee in its absolute discretion may determine, provided that (i) at least ten days' notice of the time and place of any such sale shall be given to Pledgor and (ii) in the case of any private sale, such notice shall also contain the minimum terms of the proposed sale;

                  (c) exercise the right to vote, the right to receive cash dividends and other distributions and all other rights with respect to the Collateral as though Pledgee were the absolute owner thereof, whether or not such rights were retained by Pledgor as against Pledgee before default; and

                  (d) exercise all other rights available to a secured party under the Uniform Commercial Code and other applicable law.

         9. Application of Sale Proceeds. In the event of a sale of Collateral pursuant to Section 8, the proceeds shall first be applied to the payment of the expenses of the sale, including brokers' commissions, counsel fees, any taxes or other charges imposed by law upon the Collateral or the transfer thereof and all other charges paid or incurred by Pledgee pertaining to the sale; and, second, to satisfy outstanding Obligations, in the order in which Pledgee elects in its sole discretion; and, third, the surplus (if any) shall be paid to Pledgor.

         10.      Sale of Collateral to Third Party.

                  (a) At any time and from time to time while Pledgor is not in default hereunder, Pledgor may sell a number of Shares such that, immediately after such sale and the repayment of Obligations by Pledgor pursuant to Section 10(b), the fair market value of the remaining Shares is at least equal to 150% of the outstanding Obligations. Pledgee shall release such number of Shares to Pledgor at such time as Pledgee is in receipt of the proceeds set forth in Section 10(b). For purposes of this Section 10(a), the fair market value of the remaining Shares shall be determined in good faith by Pledgee's board of directors, until such time as Pledgee has a class of securities registered under the Securities Exchange Act of 1934, as amended, in which case the fair market value of each Share shall be the average of the high and low prices of such registered securities on a national exchange or The Nasdaq National Market on the trading day immediately preceding the date of such sale and repayment of Obligations. If less than all of the Shares are to be sold by Pledgor, Pledgee shall, after endorsement of the existing certificate evidencing the Shares by Pledgor and Pledgee's receipt of the proceeds set forth in Section 10(b), which shall be paid by certified check or wire transfer of immediately available funds to an account designated in writing by Pledgee, cancel the existing certificate and issue (x) one certificate evidencing the number of Shares sold by Pledgor, and deliver such certificate to Pledgor, and (y) one certificate evidencing the remaining Shares, and such certificate shall be held by Pledgee and remain subject to this Pledge Agreement.

                  (b) A portion of the proceeds from the sale of Shares under this Section 10 shall be applied to satisfy outstanding Obligations, in the order in which Pledgee elects in its sole discretion, such portion shall be the greater of:

                           (i)      the amount that is the product of (x) the
number of Shares sold multiplied by (y) the quotient of (A) the amount of the Obligations outstanding immediately prior to such sale divided by (B) the number of Shares held by Pledgor immediately prior to such sale; or

                           (ii)     the amount necessary such that the fair
market value of the remaining Shares is at least equal to 150% of the outstanding Obligations.

                  (c)      Right of First Offer.

                           (i)      Prior to any sale pursuant to Section 10(a),
Pledgor shall first provide written notice to Pledgee (the "Offer Notice") of his desire to sell such Shares (the "Offered Shares"), which notice shall describe (x) the cash price per Share (the "Offer Price") for the Shares proposed to be sold and (y) all other material terms and conditions of the proposed sale. The Offer Notice shall constitute an offer by Pledgor to sell, to Pledgee, the Offered Shares on the terms and conditions set forth in the Offer Notice and on the terms and provisions contained in this Pledge Agreement.

                           (ii)     Pledgee shall have twenty (20) business days
from the date such notice is deemed given as herein provided to elect to purchase all (but not less than all) of the Offered Shares on the same terms and conditions as set forth in the Offer Notice by giving written notice as herein provided (the "Response Notice") within such 20-business day period to Pledgor of its desire to do so, which notice shall constitute the irrevocable agreement of Pledgee to so purchase such pro rata portion.

                           (iii)    If Pledgee does not elect to purchase all of
the Offered Shares available for purchase under the Offer Notice, Pledgor may, within a period of four (4) months from the date of the Offer Notice, sell the Offered Shares to one or more third parties for cash per share of not less than 95% of the Offer Price and on such other terms and conditions as are not materially more favorable to such transferee than those specified in the Offer Notice. If Pledgor does not complete the sale of the Offered Shares within such four (4) mouth period, the provisions of this Section 10(c) shall again apply, and no sale of Shares shall be made other than in accordance with the terms and conditions of this Pledge Agreement.

                           (iv)     The closing of the purchase of Offered
Shares by Pledgee pursuant to this Section 10(c) shall take place within 20 business days after the delivery of the Response Notice (provided that if such day is not a business day in New York, New York, then the closing shall occur prior to the next succeeding such business day) such date to be specified by Pledgor, at 11:00 A.M. local time at the principal offices of Pledgee, or at such other date, time or place as the parties to the sale may agree. At such closing, Pledgor shall sell, transfer and deliver to Pledgee full right, title and interest in and to the Offered Shares so purchased by Pledgee, free and clear of all liens, security interests or adverse claims of any kind and nature (except as otherwise set forth in this Pledge Agreement). Simultaneously with Pledgor's delivery of the certificate representing the Offered Shares to Pledgee duly endorsed for transfer, Pledgee shall deliver to Pledgor, by certified check or wire transfer of immediately available funds to an account designated in writing by Pledgor, a cash amount equal to the product of the purchase price and the number of Offered Shares being acquired by Pledgee, less any proceeds to Pledgee pursuant to Section 10(b), in full payment of the purchase price of the Offered Shares purchased.

                  (d) The provisions of Section 10(c) shall terminate upon the consummation of an initial public offering of Pledgee's securities pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission.

                  (e) Any sale pursuant to this Section 10 shall, at Pledgee's option, be subject to the prior receipt by Pledgee of an opinion of counsel, which may be counsel to Pledgee, that such sale is exempt from the registration requirements of the Securities Act.

         11. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier service, personal delivery or facsimile (provided that "answer back" confirmation is received by the sender of the facsimile):

                  (a)      if to Pledgee:
                           Edison Schools Inc.
                           521 Fifth Avenue, 15th Floor
                           New York, NY 10175
                           Facsimile: (212) 419-1604
                           Attn: General Counsel

                  with a copy to:
                           Hale and Dorr LLP
                           1455 Pennsylvania Ave., N.W.
                           Washington, DC 20004-1008
                           Facsimile: (202) 942-8484
                           Attn: David Sylvester, Esq.

                  (b)      if to Pledgor:
                           H. Christopher Whittle
                           c/o Edison Schools Inc.
                           521 Fifth Avenue, 15th Floor
                           New York, NY 10175
                           Facsimile: (212) 419-1604

                  with a copy to:
                           Hale and Dorr LLP
                           1455 Pennsylvania Ave., N.W.
                           Washington, DC 20004-1008
                           Facsimile: (202) 942-8484
                           Attn: David Sylvester, Esq.

         All such notices and communications shall be deemed to have been duly given (a) when delivered by hand, if personally delivered, (b) when delivered by courier, if delivered by commercial overnight courier service, (c) when mailed, five business days after being deposited in the mail, postage prepaid, or (d) when transmitted, if sent by facsimile. Any party may, from time to time, change its address by sending a notice with the new address in accordance with the provisions of this Section 11.

         12. Duration of Pledge Agreement. The rights and obligations of Pledgor and Pledgee under this Pledge Agreement shall terminate at such time as all of the Obligations are paid in full. At such time, the remaining Collateral, if any, shall be surrendered to Pledgor.

         13. Heirs, Successors, Etc. This Pledge Agreement and all of its terms and provisions shall benefit and bind the heirs, successors, assigns, transferees, executors and administrators of both of the parties hereto.

         14.      Amendment and Waiver.

                  (a) No failure or delay on the part of Pledgor or Pledgee in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  (b) Any amendment, supplement or modification of or to any provision of this Pledge Agreement, any waiver of any provision of this Pledge Agreement and any consent to any departure by any party from the terms of any provision of this Pledge Agreement shall be effective (i) only if it is made or given in writing and signed by Pledgor and Pledgee and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Pledge Agreement, no notice to or demand on any party in any case shall entitle any party hereto to any other or further notice or demand in similar or other circumstances.

         15. Counterparts. This Pledge Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

         16. Headings. The headings in this Pledge Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         17. Governing Law. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law of such state.

         18. Jurisdiction. Each party to this Pledge Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Pledge Agreement or any agreements or transactions contemplated hereby shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 11, such service to become effective 10 days after such mailing.

         19. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

         20. Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person or entity) as may be reasonably required to carry out or to perform the provisions of this Pledge Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed and delivered by their authorized representatives as of the date first above written.

                                              EDISON SCHOOLS INC.

                                              By: /s/ Benno C. Schmidt, Jr.
                                                  ------------------------
                                              Name: Benno C. Schmidt, Jr.
                                              Title: Chairman

                                              H. CHRISTOPHER WHITTLE

                                              /s/ H. Christopher Whittle.
                                              --------------------------
                                              Name: H. Christopher Whittle